BRENDAN A. FORD

LIMITED POWER OF ATTORNEY FOR

SECTION 16 REPORTING OBLIGATIONS

I hereby make, constitute and appoint each of Paul S. Williams,

Amy H. Hunsaker and Aneezal Mohamed each acting individually, as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1)prepare, execute, acknowledge, deliver and file Forms 3, 4,

and 5 (including any amendments thereto) with respect to the securities of Cardinal Health, Inc. an Ohio corporation (the

"Company"), with the United States Securities and Exchange

Commission, any national securities exchanges and the Company, as considered necessary or advisable under Section 16(a) of the

Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the

"Exchange Act");

(2)seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the

Company's securities from any third party, including brokers,

employee benefit plan administrators and trustees, and the

undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

(3)perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that:

(1)this Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent

verification of such information;

(2)any documents prepared and/or executed by either such

attorney-in-fact on behalf of the undersigned pursuant to this

Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

(3)neither the Company nor any such attorney-in-fact assumes (i)

any liability for the undersigned's responsibility to comply with the requirements of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or

(iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

(4)this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the

reporting requirements under Section 16 of the Exchange Act.

The undersigned hereby gives and grants each of the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever required, necessary or

appropriate to be done in connection with the foregoing matters as fully as the undersigned might or could do if present.  The undersigned also hereby ratifies all that each such attorney-in-

fact shall lawfully do or cause to be done by virtue of this

Limited Power of Attorney.

This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to each such attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of

Attorney to be executed as of this 19th day of November, 2002.

/s/ Brendan A. Ford

Signature

Brendan A. Ford

Print Name

STATE OF OHIO)

)

COUNTY OF Franklin)

On this 19th day of November, 2002, Brendan A. Ford personally appeared before me, and acknowledged that s/he executed the

foregoing instrument for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/Cynthia A. Koziol

Notary Public

My Commission Expires:

(Seal)Cynthia A. Koziol

Notary Public, State of Ohio

My Commission Expires 07-01-07